Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62297 and 333-110302) pertaining to the Scholastic Corporation 1997 Outside Directors’ Stock Option Plan; Registration Statement (Form S-8 No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement (Form S-8 Nos. 333-68181, 333-110301 and 333-159589) pertaining to the Scholastic Corporation Employee Stock Purchase Plan; Registration Statement (Form S-8 Nos. 33-48644, 33-69058, and 33-91090) pertaining to the Scholastic Corporation 401(k) Savings and Retirement Plan; Registration Statement (Form S-8 No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan; Registration Statement (Form S-8 Nos. 333-77010 and 333-148599) pertaining to the Scholastic Corporation 2001 Stock Incentive Plan; and Registration Statement (Form S-8 No. 333-148600) pertaining to the Scholastic Corporation 2007 Outside Directors’ Stock Incentive Plan of Our reports dated July 30, 2009, with respect to the consolidated financial statements and schedule of Scholastic Corporation and the effectiveness of internal control over financial reporting of Scholastic Corporation, included in this Annual Report (Form 10-K) for the year ended May 31, 2009.

New York, New York
July 30, 2009